Exhibit 99.1

BigCommerce Announces First Quarter Financial Results

First Quarter Total Revenue of $66.1 Million, an Increase of 42% Versus Prior Year;

Total ARR of $280.4 Million, an Increase of 43% Versus Prior Year

AUSTIN, Texas – May 2, 2022 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its first quarter ended March 31, 2022.

“Q1 marked another excellent period of growth and accomplishments at BigCommerce,” said Brent Bellm, CEO at BigCommerce. “With the launch of multi-storefront functionality, BigCommerce continues to offer full-featured, best-in-class enterprise capabilities, and our recent B2B acquisitions position us as a leading SaaS B2B platform. Enterprise ARR grew 68% year over year, and we were rated one of the best enterprise platforms in the world according to last week’s Forrester Wave reports for B2C and B2B Commerce Solutions.”

First Quarter Financial Highlights:

•	Total revenue was $66.1 million, up 42% compared to the first quarter of 2021.

•	Total annual revenue run-rate (ARR) as of March 31, 2022 was $280.4 million, up 43% compared to March 31, 2021.

•	Subscription revenue was $48 million, up 50% compared to the first quarter of 2021.

•	ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $189.0 million as of March 31, 2022, up 68% from March 31, 2021.

•	ARR from Enterprise Accounts as a percent of total ARR was 67% as of March 31, 2022, compared to 57% as of March 31, 2021.

•	ARR from accounts greater than $2,000 in ACV was $249.5 million as of March 31, 2022, up 52% from March 31, 2021.

•	ARR from accounts greater than $2,000 in ACV as a percent of total ARR was 89%, compared to 83% as of March 31, 2021.

•	GAAP gross margin was 74%, compared to 80% in the first quarter of 2021. Non-GAAP gross margin was 75%, compared to 81% in the first quarter of 2021.

First Quarter Financials:

Other Key Business Metrics

•	Number of accounts greater than $2,000 in ACV was 12,972, up 23% compared to the first quarter of 2021.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $19,234, up 23% compared to the first quarter of 2021.

•	Revenue in the Americas grew by 43% compared to the first quarter of 2021.

•	Revenue in EMEA grew by 43% and revenue in APAC grew by 27% compared to the first quarter of 2021.

Operating Income/(Loss)

•

GAAP operating loss was ($36.2) million, compared to ($8.5) million in the first quarter of 2021. Included in GAAP operating loss was $14.7 million of acquisition related costs and amortization expense that did not occur in the first quarter of 2021, combined with $9.0 million of stock-based compensation expense in the first quarter of 2022.

•	Non-GAAP operating loss was ($12.4) million, compared to ($3.1) million in the first quarter of 2021.

Net Income/(Loss) and Earnings Per Share

•

GAAP net loss was ($37.0) million, compared to ($8.5) million in the first quarter of 2021. Included in GAAP net loss was $14.7 million of acquisition related costs and amortization expense that did not occur in the first quarter of 2021, combined with $9.0 million of stock-based compensation expense in the first quarter of 2022.

•	Non-GAAP net loss was ($13.2) million or (20%) of total revenue, compared to ($3.1) million or (7%) of total revenue in the first quarter of 2021.

•

GAAP net loss per share was ($0.51) based on 72.5 million weighted-average shares of common stock outstanding, compared to ($0.12) based on 69.8 million weighted-average shares of common stock outstanding in the first quarter of 2021.

•

Non-GAAP net loss per share was ($0.18) based on 72.5 million weighted-average shares of common stock outstanding, compared to ($0.04) based on 69.8 million weighted-average shares of common stock outstanding in the first quarter of 2021.

Adjusted EBITDA

•	Adjusted EBITDA was ($11.7) million, compared to ($2.4) million in the first quarter of 2021.

Cash

•	Cash, cash equivalents and marketable securities totaled $377.3 million as of March 31, 2022.

•	For the three months ended March 31, 2022, net cash used in operating activities was ($22.0) million, compared to ($12.8) million for the same period in 2021.

•	Free cash flow was ($23.3) million, compared to ($13.2) million for the same period in 2021.

Business Highlights:

•

Corporate Highlights: In February, we announced the acquisition of B2B Ninja, a premier enterprise software solution providing leading B2B ecommerce capabilities for merchants of all sizes. Last week, we acquired BundleB2B, a longtime BigCommerce partner and an integral piece of our B2B Edition product. Both solutions were purpose-built for BigCommerce merchants and are already integrated with our platform. With expanded native B2B functionality and a strong ecosystem of integration partner applications, BigCommerce is positioned for growth as a leading SaaS B2B platform. The Company extended its global presence into Germany, Mexico and Spain, empowering local merchants to scale and grow their businesses internationally and leverage industry-leading omnichannel capabilities for marketplace selling to drive revenue. We were named the No. 1 ecommerce platform in the Dutch market by Emerce100 in their The Best Companies in E-business 2022 report. We were also honored with the Retail Global Vendors in Partnership (VIP) Award as the 2022 Australian Solution Provider of the Year. The Company was named a Strong Performer by Forrester Research in both The Forrester Wave™: B2C Commerce Solutions, Q2 2022” and The Forrester Wave™: B2B Commerce Solutions, Q2 2022 reports. Forrester praised our strong partner ecosystem and performance against product vision. The analysts noted that our “roadmap is one of the strongest in this evaluation” and wrote, “Reference customers are enthusiastic about BigCommerce as a trusted partner, and it garnered the highest marks from references in this evaluation.”

•

Product Highlights: In March, we announced the release of Multi-Storefront, a new feature that helps enterprise merchants to create and manage multiple storefronts within a single BigCommerce store, driving growth while reducing operational costs and complexities. Whether growing sales in new regions with localized storefronts, streamlining operations for managing multiple brands, or customizing for different customer segments like B2C and B2B, merchants can now seamlessly manage every aspect of their business from one dashboard. We also released multi-location inventory APIs in closed beta, completing the major components of the “Open” part of Open SaaS and putting APIs in front of every major component of our platform. Along with Multi-Storefront, we have genuinely crossed the bridge to provide full-featured, best-in-class enterprise capabilities.

•

Merchant Highlights: In the first quarter, we launched a wide range of new merchants on our platform. Dutch home furnishings brand HKliving launched a headless site using B2B Edition and Prismic CMS. PoolZoom, which calls itself a “software company that sells pool supplies,” is also taking advantage of our headless functionality to integrate with its front end. Ollie Pets, which provides customized meal plans for pets, switched from their legacy solution to BigCommerce to take advantage of our headless functionality, streamlined checkout and ability to scale with SaaS. Van Café launched its new site for Volkswagen auto parts, leveraging the BigCommerce Acumatica ERP connector enabling the company’s customer data, inventory, products and third-party apps to seamlessly integrate into BigCommerce. Boxhub, a US-based merchant that makes it easy to buy, sell and trade shipping containers, launched a new storefront taking advantage of our open platform and APIs connecting with their custom tax and shipping applications. EuroSport Tuning, a supplier of European auto parts, is leveraging multi-storefront. They recently launched a new B2C site on our platform and are taking advantage of multi-storefront for their upcoming B2B site.

•

Partner Highlights: In March, we announced a new strategic partnership with Bolt to offer small-, medium-, and enterprise-sized BigCommerce merchants to set up Bolt One-Click Checkout in a self-serve manner within minutes. Bolt can be pre-built into merchants’ BigCommerce stores allowing them to deliver secure, one-click transactions to create fast and seamless shopping experiences that drive engagement and access to the tens of millions of checkout-ready shoppers in the Bolt network. In February, we launched a direct integration with Digital River, an experienced global commerce enabler, to provide mid-market and enterprise BigCommerce merchants with a global commerce solution that manages payments, tax, fraud and compliance to simplify cross-border selling and accelerate global expansion. We unveiled the winners of the fourth annual BigCommerce Partner Awards, recognizing top-performing partners among our global network of more than 2,800 agency and technology partners. After formally introducing commerce-as-a-service as a new strategic growth pillar last quarter, in the first quarter, we enabled five new reseller partnerships including Clover, a leading POS and business management system for SMBs in North America. Overseas, we launched Fridom, Local.fr, Valuecom/Pay and Avasam. These partnerships expand our reach to new merchants through the sales and marketing units of established SMB solution providers, and they expand our reach to new merchants through the sales and marketing units of established SMB solution providers. This gives BigCommerce the opportunity to add new merchants with marginal cost, building additional distribution to scale our revenue model profitably. While we are still in the early phase of commerce-as-a-service, we are very pleased with the level of interest and pipeline we see building.

Q2 and 2022 Financial Outlook:

For the second quarter of 2022, the Company currently expects:

•	Total revenue between $64.6 million to $67.5 million, implying a year-over-year growth rate of 32% to 38%.

•	Non-GAAP operating loss is expected to be between $16 million to $18 million.

For the full year 2022, the Company currently expects:

•	Total revenue between $277.8 million and $286.6 million, translating into a year-over-year growth rate of 26% and 30%.

•	Non-GAAP operating loss between $47.9 million and $53.9 million.

The Company’s second quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Monday, May 2, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States or Canada or (914) 800-3909 internationally with conference ID 7905988. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on Monday, May 9, 2022, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 7905988. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q2 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors”

and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions and amortization of acquisition-related intangible assets. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Brad Hem	Amit Marwaha
PR@BigCommerce.com	InvestorRelations@BigCommerce.com
(737) 236-2363

Consolidated Balance Sheet

(in thousands, except per share amounts)

	March 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$250,934	$297,561
Restricted cash	1,156	1,143
Marketable securities	125,175	102,315
Accounts receivable, net	40,995	39,806
Prepaid expenses and other assets	10,570	9,710
Deferred commissions	4,412	4,013

Total current assets	433,242	454,548
Property and equipment, net	7,980	7,429
Right-of-use-assets	11,652	9,515
Prepaid expenses, net of current portion	778	831
Deferred commissions, net of current portion	5,932	5,673
Intangible assets, net	32,995	35,032
Goodwill	42,432	42,432

Total assets	$535,011	$555,460

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,924	$8,211
Accrued liabilities	3,495	2,941
Deferred revenue	13,220	12,752
Current portion of operating lease liabilities	2,957	2,653

Other current liabilities	37,210	36,254

Total current liabilities	64,806	62,811
Deferred revenue, net of current portion	905	1,359
Long-term debt	336,025	335,537
Operating lease liabilities, net of current portion	11,941	10,217
Other long-term liabilities, net of current portion	11,457	7,248

Total liabilities	425,134	417,172
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 shares authorized at March 31, 2022 and December 31, 2021; 0 shares issued and outstanding, at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at March 31, 2022 and December 31, 2021; 72,673, and 72,311 shares Series 1issued and outstanding at March 31, 2022 and December 31, 2021, respectively, and 0 shares Series 2 issued and, outstanding at March 31, 2022, and December 31, 2021, respectively	7	7
Additional paid-in capital	537,779	528,540
Accumulated other comprehensive loss	(804)	(191)
Accumulated deficit	(427,105)	(390,068)

Total stockholders’ equity	109,877	138,288

Total liabilities and stockholders’ equity	$535,011	$555,460

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021

Revenue	$66,050	$46,660
Cost of revenue	17,103	9,250

Gross profit	48,947	37,410

Operating expenses:
Sales and marketing	32,173	20,809
Research and development	20,944	13,535
General and administrative	17,312	11,608
Acquisition related expenses	12,660	—
Amortization of intangible assets	2,037	—

Total operating expenses	85,126	45,952

Loss from operations	(36,179)	(8,542)
Interest income	122	12
Interest expense	(709)	—
Other expense	(156)	(14)

Loss before provision for income taxes	(36,922)	(8,544)
Provision for income taxes	115	—

Net loss	$(37,037)	$(8,544)

Basic and diluted net loss per share attributable to common stockholders	$(0.51)	$(0.12)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	72,476	69,792

Consolidated Statement of Cash Flows

(in thousands)

	Three months ended March 31,	Three months ended March 31,
	2022	2021

Cash flows from operating activities
Net loss	$(37,037)	$(8,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,826	706
Amortization of discount on debt	488	—
Stock-based compensation	8,962	5,171
Allowance for credit losses	1,313	726
Changes in operating assets and liabilities:
Accounts receivable	(2,502)	(3,899)
Prepaid expenses	(806)	(582)
Deferred commissions	(658)	(796)
Accounts payable	(287)	(1,130)
Accrued and other liabilities	5,702	(6,399)

Deferred revenue	14	1,989

Net cash used in operating activities	(21,985)	(12,758)

Cash flows from investing activities:
Purchase of marketable securities	(32,473)	(18,374)
Purchase of property and equipment	(1,340)	(480)
Maturity of marketable securities	9,000	—

Net cash used in investing activities	(24,813)	(18,854)

Cash flows from financing activities:
Proceeds from exercise of stock options	184	1,741

Net cash provided by financing activities	184	1,741

Net change in cash and cash equivalents and restricted cash	(46,614)	(29,871)
Cash and cash equivalents and restricted cash, beginning of period	298,704	220,607

Cash and cash equivalents and restricted cash, end of period	$252,090	$190,736

Supplemental cash flow information:
Cash paid for interest	$472	$—

Cash paid for taxes	$32	$—

Non-cash investing and financing activities:
Changes in capital additions, accrued but not paid	$96	$—

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	250,934	189,578
Restricted cash	1,156	1,158

Total cash, cash equivalents and restricted cash	$252,090	$190,736

Disaggregated Revenue:

	Three months ended March 31,
(in thousands)	2022	2021
Subscription solutions	$47,987	$32,004
Partner and services	18,063	14,656

Total revenue	$66,050	$46,660

Revenue by Geography:

	Three months ended March 31,
(in thousands)	2022	2021
Revenue:
Americas – U.S.	$51,500	$36,117
Americas – other	2,684	1,734
EMEA	6,284	4,397
APAC	5,582	4,412

Total revenue	$66,050	$46,660

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss

	Three months ended March 31,
	2022	2021

Operating loss	$(36,179)	$(8,542)
Less: stock-based compensation expense	8,962	5,171
Less: payroll tax associated with stock-based compensation expense	146	248
Less: third-party acquisition related costs	12,660	—
Less: amortization of intangible assets	$2,037	$—

Non-GAAP operating loss	(12,374)	(3,123)

Non-GAAP operating margin	(18.7)%	(6.7)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share

	Three months ended March 31,
	2022	2021

Net loss	$(37,037)	$(8,544)
Less: stock-based compensation expense	8,962	5,171
Less: payroll tax associated with stock-based compensation expense	146	248
Less: third-party acquisition related costs	12,660	—
Less: amortization of intangible assets	2,037	0

Non-GAAP net loss	(13,232)	(3,125)
Non-GAAP net loss per share	(0.18)	(0.04)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	72,476	69,792

Non-GAAP net loss margin	(20.0)%	(6.7)%

Reconciliation of net loss to adjusted EBITDA

	Three months ended March 31,
	2022	2021

Net loss	$(37,037)	$(8,544)
Stock-based compensation expense	8,962	5,171
Payroll tax associated with stock-based compensation expense	146	248
Third-party acquisition related costs	12,660	—
Depreciation	789	706
Amortization of intangible assets	2,037	—
Interest income	(122)	(12)
Interest expense	709	—
Provision for income taxes	115	—

Adjusted EBITDA	$(11,741)	$(2,431)

Adjusted EBITDA Margin	(17.8)%	(5.2)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue

	Three months ended March 31,
	2022	2021

Cost of revenue	$17,103	$9,250
Less: share-based compensation expense	862	387
Less: payroll tax associated with share-based compensation expense	6	28

Non-GAAP cost of revenue	16,235	8,835

As a % of revenue	24.6%	18.9%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense

	Three months ended March 31,
	2022	2021

Sales and marketing	$32,173	$20,809
Less: share-based compensation expense	2,583	1,579
Less: payroll tax associated with share-based compensation expense	49	65

Non-GAAP sales and marketing	29,541	19,165

As a % of revenue	44.7%	41.1%

Reconciliation of research and development expense to Non-GAAP research and development expense

	Three months ended March 31,
	2022	2021

Research and development	$20,944	$13,535
Less: share-based compensation expense	2,526	1,148
Less: payroll tax associated with share-based compensation expense	37	119

Non-GAAP research and development	18,381	12,268

As a % of revenue	27.8%	26.3%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense

	Three months ended March 31,
	2022	2021

General & administrative	$17,312	$11,608
Less: share-based compensation expense	2,991	2,057
Less: payroll tax associated with share-based compensation expense	54	36

Non-GAAP general & administrative	14,267	9,515

As a % of revenue	21.6%	20.4%

Reconciliation of net cash used in operating activities to Free Cash Flow

	Three months ended March 31,	Three months ended March 31,
(in thousands)	2022	2021

Net cash used in operating activities	$(21,985)	$(12,758)
Capital expenditures	$(1,340)	$(480)

Free cash flow	$(23,325)	$(13,238)